EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
PFSB Bancorp, Inc.
Palmyra, Missouri 63461


We consent to the incorporation by reference in the Registration Statement on Form S-4 of First Federal Bancshares, Inc. of our report dated November 28, 2001, relating to the consolidated statements of financial condition of PFSB Bancorp, Inc. as of September 30, 2001 and 2000, and the related consolidated statements of income, equity and cash flows for the years then ended.



                        /s/ Moore, Horton & Carlson, P.C.


Mexico, Missouri
August 8, 2002